SOLOMON TECHNOLOGIES, INC.

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (“Agreement”) is made and entered into as of February 5, 2007 (“Employment Date”), by and between Solomon Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned individual, who is or is to become an employee, consultant, officer and/or director of the Company (the “Employee”).

In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Shares. Upon the execution of this Agreement, the Company shall issue to Employee, subject to the terms and conditions set forth in this Agreement and of the Company’s Amended and Restated 2003 Stock Option Plan, one hundred ten thousand shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”). The Shares shall be subject to the Purchase Option set forth in Section 3 hereof and the restrictions on transfer set forth in Section 5 hereof.

2. Vesting of Shares. Except as provided herein, the Shares shall become vested as follows: 50% on the first anniversary of the Employment Date, 30% on the second anniversary of Employment Date, and 20% on the third anniversary of Employment Date. Notwithstanding the foregoing, (a) if Employee is terminated by the Company without cause, 50% of the Shares (including for this purpose any Shares that have previously vested) shall vest upon such termination if the termination occurs before Employee’s family relocates from Toronto, Ontario, Canada to the location of the Company’s headquarters in the United States as such location shall be determined by the Company in its discretion (“Relocation”); (b) if Employee is terminated by the Company without cause after the Relocation has occurred, all Shares shall immediately vest; (c) if the Company undergoes a change of control, all Shares shall immediately vest; and (d) if after the first anniversary of the Employment Date, the Employee dies, all Shares shall immediately vest. For purposes of this Agreement, “cause”, “change of control” and “good reason” shall have the same meanings they have in the employment agreement between the Company and Employee dated January 31, 2007 (the “Employment Agreement”).

3. Purchase Option. In the event that Employee is terminated by the Company for any reason or voluntarily terminates his employment with the Company other than for “good reason” (hereinafter, “Termination”), the Company shall have the right and option (the “Purchase Option”) to purchase from Employee, for $0.001 per share (the “Option Price”), all of the Shares that have not become vested in accordance with Section 2 hereof (“Unvested Shares”).

4. Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing or written notice of such exercise to Employee, in accordance with Section 10(e) hereof; provided, however, that unless the Company provides written notice to Employee of non-exercise of the Purchase Option within sixty (60) days after the date of Termination, the Company shall be deemed to have exercised the Purchase Option with respect to all of the Unvested Shares on the sixtieth (60th) day after the date of Termination (the Unvested Shares with respect to which the Purchase Option applies, the “Purchased Shares”).

(b) Within five (5) days after (i) his receipt of an exercise notice pursuant to Section 3(a), or (ii) the sixtieth (60th) day after the date of Termination, whichever occurs first, Employee shall tender to the Company at its principal offices the certificate or certificates representing the Purchased Shares, duly endorsed in blank by Employee or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of the Purchased Shares to the Company. As soon as practicable after its receipt of such certificate or certificates, the Company shall deliver or mail to Employee the aggregate Option Price for the Purchased Shares.

(c) From and after the time at which the Purchased Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 4(b) hereof, the Company shall not pay any dividend to Employee on account of such Purchased Shares or permit Employee to exercise any of the privileges or rights as a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Purchased Shares.

(d) The Option Price for the Purchased Shares may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of Employee to the Company or in cash (by check) or both.

5. Restrictions on Transfer.

(a) Employee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any Shares, or any interest therein, prior to the date such Shares have become vested as provided herein, except that Employee may transfer such Shares to or for the benefit, of any spouse, child or grandchild, or to a trust for their benefit or Employee’s benefit, provided, however, that such Shares shall remain subject to this Agreement (including, without limitation, the restrictions on transfer set forth in this Section 5 and the Purchase Option set forth in Section 3 hereof) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument pursuant to which such transferee agrees to be bound by all of the terms and conditions of this Agreement.

(b) Employee may not use any Unvested Shares to exercise a “reload” option as may be provided in any agreement pertaining to options issued to Employee by the Company.

6. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

7. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER AND SOLOMON TECHNOLOGIES, INC. A COPY OF THE AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF SOLOMON TECHNOLOGIES, INC.

8. Investment Representations. Employee represents, warrants and covenants as follows:

(a) Employee is acquiring the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

(b) Employee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

(c) Employee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) Employee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e) Employee understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with.

(f) A legend substantially in the following form will be placed on the certificate representing the Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

9. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which Employee is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

10. Miscellaneous.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b) Waiver. Any provision contained in this Agreement may be waived by the Company, either generally or in any particular instance, by action of the Board of Directors of the Company.

(c) Binding Effect. This Agreement shall be binding and inure to the benefit of the Company and Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

(d) No Rights To Employment. Nothing contained in this Agreement shall be construed as giving Employee any right to be retained, in any position, as an employee of the Company.

(e) Notice. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service with tracking capabilities (such as FedEx or UPS) or mailed by first class certified or registered mail, return receipt requested, postage prepaid, to the Company at its principal place of business and to Employee at the address of record on file with the Company. Notices provided in accordance with this Section 10(e) shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or three business days after deposit in the mail.

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Employee.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

(j) SECTION 83(b) ELECTION. EMPLOYEE SHALL HAVE THE OBLIGATION TO DETERMINE WHETHER HE WISHES TO FILE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE AND, IF SO, TO FILE IT AND TAKE SUCH OTHER ACTIONS AS ARE PRESCRIBED BY THE INTERNAL REVENUE SERVICE FOR SUCH ELECTIONS. NOTE: AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN THIRTY (30) DAYS AFTER THE ACQUISITION OF THE SHARES.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction Agreement as of the Employment Date.

SOLOMON TECHNOLOGIES, INC.

By:	/s/ Gary M. Laskowski
Name:	Gary M. Laskowski
Title:	Chairman

EMPLOYEE

/s/ Gary G. Brandt
Gary G. Brandt

Address:	1224 Mill Street Bldg. ‘B’
East Berlin, CT 06023

Social Security No:_____________________